                                                                   EXHIBIT 10.22


                                     FORM OF

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

         1.       Recitals.

         [______________________], a [___________] corporation (together with its successors and assigns, "Pledgor"), the lending institutions listed on Annex I to the Credit Agreement, as hereinafter defined (collectively, "Lenders" and, individually, "Lender"), and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders ("Administrative Agent"), are parties to the Credit Agreement.

         Pledgor understands that the Lenders are willing to continue to grant the financial accommodations to Pledgor pursuant to the Credit Agreement only upon certain terms and conditions, one of which is that Pledgor grant to Administrative Agent, for the benefit of the Lenders, a security interest in and collateral assignment of the Collateral, as hereinafter defined, and this Intellectual Property Security Agreement (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is being executed and delivered in consideration of each financial accommodation granted to Pledgor by the Lenders and for other valuable considerations.

         2. Definitions. Except as specifically defined herein, capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement. As used in this Agreement, the following terms shall have the following meanings:

         2.1. "Assignment" shall mean an Assignment in the form of Exhibit A attached hereto.

         2.2. "Collateral" shall mean, collectively, all of Pledgor's existing and future (a) patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications and copyright registrations, whether federal or state, including, but not limited to, those listed on Schedule 1 hereto (as such Schedule 1 may from time to time be amended, supplemented or otherwise modified); (b) common law trademark rights, copyrights, improvements and inventions; (c) renewals, proceeds on infringement suits, and rights to sue for past, present and future infringements relating to any of the foregoing; (d) goodwill associated with any of the foregoing; and (e) proceeds of any of the foregoing.

         2.3. "Credit Agreement" shall mean the Credit Agreement executed by and among Pledgor, the Lenders and Administrative Agent, dated as of the 1st day of May, 1998, as amended and as the same may from time to time be further amended, restated or otherwise modified.

         2.4. "Event of Default" shall mean an event or condition that constitutes an event of default pursuant to Section 8 hereof.
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         2.5.     "Hedge Agreement" shall mean any currency swap or hedge
agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Pledgor or any Eligible Subsidiary with Administrative Agent or any of the Lenders, or any of their respective affiliates, in connection with the Obligations.

         2.6. "Letter of Credit" shall mean any Letter of Credit, as defined in the Credit Agreement, issued pursuant to the Credit Agreement.

         2.7. "Loan" shall mean any Loan, as defined in the Credit Agreement, granted pursuant to the Credit Agreement.

         2.8. "Obligations" shall mean, collectively, (a) all Loans and Letters of Credit; (b) all other indebtedness now owing or hereafter incurred by Pledgor or any Eligible Subsidiary to Administrative Agent or any Lender pursuant to the Credit Agreement and any Note executed in connection therewith;
(c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all fees or other amounts payable by Pledgor pursuant to the Credit Agreement; (e) all obligations and liabilities of Pledgor now existing or hereafter incurred to Administrative Agent or any Lender (or any affiliate of such Lender) under, arising out of, or in connection with any Hedge Agreement; (f) every other liability, now or hereafter owing to Administrative Agent or any Lender by Pledgor or any Eligible Subsidiary pursuant to the Credit Agreement or any other Credit Document; and (g) all Related Expenses.

         2.9. "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         2.10. "Related Expenses" shall mean any and all reasonable costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) (a) incurred by Administrative Agent or imposed upon or asserted against Administrative Agent or any Lender, in any attempt by Administrative Agent and the Lenders to (i) obtain, preserve, perfect or enforce any security interest evidenced by this Agreement, the Credit Agreement, any Credit Document, or any other document, instrument or agreement executed in connection with any of the foregoing; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any other collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments and audits of Pledgor or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid.

         2.11. "USPTO" shall mean the United States Patent and Trademark Office in Washington D.C.

         3. Grant of Assignment and Security Interest. In consideration of and as security for the full and complete payment of all of the Obligations, Pledgor hereby agrees that the Lenders shall at all times have, and hereby grants to Administrative Agent, for the benefit of the Lenders,


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a security interest in and collateral assignment of all of the Collateral, including (without limitation) all of Pledgor's future Collateral, irrespective of any lack of knowledge by Administrative Agent or any Lender of the creation or acquisition thereof.

         4. Representations and Warranties. Pledgor represents and warrants to Administrative Agent and each Lender that:

         (a) Pledgor owns all of the Collateral and, whether the same are registered or unregistered, no such Collateral has been adjudged invalid or unenforceable;

         (b)      The Collateral is valid and enforceable;

         (c) Pledgor has no knowledge of any claim that the use of any of the Collateral does or may violate the rights of any Person;

         (d) Except for liens expressly permitted pursuant to Section 9.3 of the Credit Agreement, Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Collateral, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by Pledgor not to sue third Persons;

         (e) Pledgor has full power, authority and legal right to pledge the Collateral and enter into this Agreement and perform its terms; and

         (f) Pledgor has used, and shall continue to use, for the duration of this Agreement, proper statutory notice in connection with its use of the Collateral, except where the failure to do so will not have a Material Adverse Effect.

         5. Further Assignment Prohibited. Pledgor shall not enter into any agreement that is inconsistent with Pledgor's obligations under this Agreement and shall not otherwise sell or assign its interest in, or grant any license or sublicense with respect to, any of the Collateral, without Administrative Agent's prior written consent. Absent such prior written consent, any attempted sale or license is null and void.

         6. Right to Inspect. Pledgor hereby grants to Administrative Agent, for the benefit of the Lenders, and its employees and Administrative Agents the right, during regular business hours, to visit any location of Pledgor or, if applicable, any other location, and to inspect the products and quality control records relating thereto at Pledgor's expense.

         7. Standard Patent and Trademark Use. Pledgor shall not use the Collateral in any manner that would jeopardize the validity or legal status thereof. Pledgor shall comply with all patent marking requirements as specified in 35 U.S.C. Section 287. Pledgor shall further conform its usage of any trademarks to standard trademark usage, including, but not limited to, using the trademark symbols (R), (TM), and (SM) where appropriate.



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
         8.       Event of Default.

         (a) Any of the following shall constitute an Event of Default under this Agreement: (i) an Event of Default, as defined in the Credit Agreement, shall occur under the Credit Agreement; (ii) any representation, warranty or statement made by Pledgor in or pursuant to this Agreement or in any other writing received by Administrative Agent or the Lenders in connection with the Obligations shall be false or erroneous in any material respect; or (iii) Pledgor shall fail or omit to perform or observe any agreement made by Pledgor in or pursuant to this Agreement or in any other writing received by Administrative Agent or the Lenders pursuant hereto.

         (b) Pledgor expressly acknowledges that Administrative Agent, on behalf of the Lenders, shall record this Agreement with the USPTO. Contemporaneously herewith, Pledgor shall execute and deliver to Administrative Agent the Assignment, which Assignment shall have no force and effect and shall be held by Administrative Agent in escrow until the occurrence of an Event of Default; provided, that, anything herein to the contrary notwithstanding, the security interest and collateral assignment granted herein shall be effective as of the date of this Agreement. After the occurrence of an Event of Default, the Assignment shall immediately take effect upon certification of such fact by an authorized officer of Administrative Agent in the form reflected on the face of the Assignment and Administrative Agent may, in its sole discretion, record the Assignment with USPTO.

         (c) If an Event of Default shall occur, Pledgor irrevocably authorizes and empowers Administrative Agent, on behalf of the Lenders, to terminate Pledgor's use of the Collateral and to exercise such rights and remedies as allowed by law. Without limiting the generality of the foregoing, after any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Pledgor or any other Person or property, all of which Pledgor hereby waives, and upon such terms and in such manner as Administrative Agent may deem advisable, Administrative Agent, on behalf of the Lenders, may in its discretion, sell, assign, transfer and deliver any of the Collateral, together with the associated goodwill, or any interest that Pledgor may have therein, at any time, or from time to time. No prior notice need be given to Pledgor or to any other Person in the case of any sale of Collateral that Administrative Agent determines to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Administrative Agent shall give Pledgor no fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Administrative Agent or any Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Administrative Agent in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Administrative Agent shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.



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         9.       Termination. At such time as the Obligations shall have been irrevocably paid in full, the Commitment, as defined in the Credit Agreement, terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Administrative Agent and the Lenders, Pledgor shall have the right to terminate this Agreement. Upon written request of Pledgor, Administrative Agent shall execute and deliver to Pledgor all deeds, assignments, and other instruments as may be necessary or proper to release Administrative Agent's security interest in and assignment of the Collateral and to re-vest in Pledgor full title to the Collateral, subject to any disposition thereof that may have been made by Administrative Agent, for the benefit of the Lenders, pursuant hereto.

         10. Maintaining Collateral; Attorneys' Fees, Costs and Expenses. Pledgor shall have the obligation and duty to perform all acts necessary to maintain or preserve the Collateral, provided that Pledgor shall not be obligated to maintain any Collateral in the event Pledgor determines, in the reasonable business judgment of Pledgor, that the maintenance of such Collateral is no longer necessary in Pledgor's business. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including, without limitation, the attorneys' fees and legal expenses incurred by Administrative Agent and the Lenders in connection with the amendment and enforcement of this Agreement, all renewals, required affidavits and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Pledgor, upon demand by Administrative Agent and, until so paid, shall be added to the principal amount of the Obligations.

         11. Pledgor's Obligation to Prosecute. Except as otherwise agreed to by Administrative Agent in writing, Pledgor shall have the duty to prosecute diligently any patent application or trademark application pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to file and prosecute opposition and cancellation proceedings and to do any and all acts that are necessary or desirable to preserve and maintain all rights in the Collateral, including, but not limited to, payment of any maintenance fees. Any expenses incurred in connection with the Collateral shall be borne by Pledgor. Pledgor shall not abandon any Collateral without the prior written consent of Administrative Agent, unless such abandonment will not have a material adverse effect on Pledgor or such abandonment is in connection with the abandonment of a product or product line.

         12. Administrative Agent's Right to Enforce. Pledgor shall have the right to bring any opposition proceeding, cancellation proceeding or lawsuit in its own name to enforce or protect the Collateral. Administrative Agent, on behalf of the Lenders, shall have the right, but shall have no obligation, to join in any such action. Pledgor shall promptly, upon demand, reimburse and indemnify Administrative Agent and the Lenders for all damages, reasonable costs and expenses, including attorneys' fees, incurred by Administrative Agent and the Lenders in connection with the provisions of this Section 12, in the event Administrative Agent, on behalf of the Lenders, elects to join in any such action commenced by Pledgor.



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         13.      Power of Attorney. Pledgor hereby authorizes and empowers
Administrative Agent, on behalf of the Lenders, to make, constitute and appoint any officer or agent of Administrative Agent as Administrative Agent may select, in its exclusive discretion, as Pledgor's true and lawful attorney-in-fact, with the power to endorse, after the occurrence of an Event of Default, Pledgor's name on all applications, documents, papers and instruments necessary for Administrative Agent, on behalf of the Lenders, to use the Collateral, or to grant or issue any exclusive or nonexclusive license under the Collateral to any third party, or necessary for Administrative Agent, on behalf of the Lenders, to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral, together with associated goodwill to a third party or parties. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

         14. Administrative Agent's Right to Perform Obligations. If Pledgor fails to comply with any of its obligations under this Agreement, Administrative Agent, on behalf of the Lenders, may, but is not obligated to, do so in Pledgor's name or in the name of Administrative Agent, on behalf of the Lenders, but at Pledgor's expense, and Pledgor hereby agrees to reimburse Administrative Agent, upon request, in full for all expenses, including attorneys' fees, incurred by Administrative Agent and the Lenders in protecting, defending and maintaining the Collateral.

         15. Additional Documents. Pledgor shall, upon written request of Administrative Agent, enter into such additional documents or instruments as may be required by Administrative Agent in order to effectuate, evidence or perfect the interest of Administrative Agent and the Lenders in the Collateral, as evidenced by this Agreement.

         16. New Collateral. If, before the Obligations shall have been satisfied in full and the terminated, Pledgor shall obtain rights to any new Collateral, the provisions of Section 1 hereby shall automatically apply thereto as if the same were identified on Schedule 1 as of the date hereof and Pledgor shall give Administrative Agent prompt written notice thereof.

         17. Modification for New Collateral. Pledgor hereby authorizes Administrative Agent to modify this Agreement by amending Schedule 1 to include any future Collateral as contemplated by Sections 1 and 16 hereof and, at Administrative Agent's request, Pledgor shall execute any documents or instruments required by Administrative Agent in order to modify this Agreement as provided in this Section 17, provided that any such modification to Schedule 1 shall be effective without the signature of Pledgor.

         18. No Waiver. No course of dealing between Pledgor and Administrative Agent or any Lender, nor any failure to exercise, nor any delay in exercising, on the part of Administrative Agent or any such Lender, any right, power or privilege hereunder or under any of the Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         19. Remedies Cumulative. All of the rights and remedies of Administrative Agent and the Lenders with respect to the Collateral, whether established hereby or by the Credit


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
Documents, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

         20. Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         21. Modifications. This Agreement may be amended or modified only by a writing signed by Pledgor and Administrative Agent. In the event that any provision of this Agreement is deemed to be inconsistent with any provision of any other document, other than the Credit Agreement, the provisions of this Agreement shall control.

         22. Assignment and Successors. This Agreement shall not be assigned by Pledgor without the prior written consent of Administrative Agent. This Agreement shall bind the successors and permitted assigns of Pledgor and shall benefit the respective successors and assigns of Administrative Agent and the Lenders. Any attempted assignment or transfer without the prior written consent of Administrative Agent shall be null and void.

         23. Notice. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to Pledgor, at the address specified on the signature page of this Agreement, if to any Lender, at its address specified for such Lender on Annex I to the Credit Agreement, and if to Administrative Agent, at the Notice Office, as defined in the Credit Agreement; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         24. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Ohio, without regard to principles of conflicts of law. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Credit Agreement, any Credit Document, or any other document, instrument or agreement executed in connection with any of the foregoing, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


                 [Remainder of page intentionally left blank.]



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
         25. JURY TRIAL WAIVER. PLEDGOR, ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ADMINISTRATIVE AGENT, THE LENDERS, PLEDGOR, ANY ELIGIBLE SUBSIDIARY, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ____ day of August, 2001.

         Address: ____________________        [______________________________]
                  ____________________
                  ____________________        By:______________________________
                                              Name:____________________________
                                              Title:___________________________


This Agreement is hereby acknowledged and agreed to by:

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent

By_________________________________
Name:______________________________
Title:_______________________________




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
                                 ACKNOWLEDGMENTS

THE STATE OF OHIO          )
                           ) SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, the undersigned authority, on this day personally appeared _________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [__________________], a [____________] corporation, and that she/he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of _______, 2001.


                                                _______________________________
                                                NOTARY PUBLIC


THE STATE OF OHIO          )
                           ) SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, the undersigned authority, on this day personally appeared _________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, and that she/he executed the same as the act of such Lender for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of _______, 2001.


                                                _______________________________
                                                NOTARY PUBLIC

                                   SCHEDULE 1

                                    EXHIBIT A

                               FORM OF ASSIGNMENT

THIS DOCUMENT SHALL BE HELD BY ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE LENDERS, IN ESCROW PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE INTELLECTUAL PROPERTY SECURITY AGREEMENT (THE "AGREEMENT"), DATED AS OF AUGUST __, 2001, EXECUTED BY [______________________], A [___________] CORPORATION
("PLEDGOR"), IN FAVOR OF KEYBANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS, AS DEFINED IN THE AGREEMENT (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, "ADMINISTRATIVE AGENT"). BY SIGNING IN THE SPACE PROVIDED BELOW, THE UNDERSIGNED OFFICER OF ADMINISTRATIVE AGENT CERTIFIES THAT AN EVENT OF DEFAULT, AS DEFINED IN THE AGREEMENT, HAS OCCURRED AND THAT ADMINISTRATIVE AGENT HAS ELECTED TO TAKE POSSESSION OF THE COLLATERAL, AS DEFINED BELOW, AND TO RECORD THIS DOCUMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE. UPON RECORDING OF THIS DOCUMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE, THIS LEGEND SHALL CEASE TO HAVE ANY FORCE OR EFFECT.

                                         KEYBANK NATIONAL ASSOCIATION,
                                         as Administrative Agent

                                         By:_________________________________
                                         Title:______________________________
                                         Date:_______________________________


                                   ASSIGNMENT

         WHEREAS, [_________________], a [___________]e corporation ("Pledgor"), is the owner of the Collateral, as hereinafter defined;

         WHEREAS, Pledgor has executed an Intellectual Property Security Agreement, dated as of August ___, 2001 (as the same may from time to time be amended, restated or otherwise modified, the "Agreement"), in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders, as defined in the Agreement (together with its successors and assigns, "Administrative Agent"), pursuant to which Pledgor has granted to Administrative Agent, for the benefit of the Lenders, a security interest in and collateral assignment of the Collateral as security for the Obligations, as defined in the Agreement;

         WHEREAS, the Agreement provides that the security interest in and collateral assignment of the Collateral is effective as of the date of the Agreement;

         WHEREAS, the Agreement provides that this Assignment shall become effective upon the occurrence of an Event of Default, as defined in the Agreement, and Administrative Agent's election to take actual title to the Collateral;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Pledgor, its successors and assigns, subject to the limitations stated in the paragraph immediately following, does hereby transfer, assign and set over unto Administrative Agent, for the benefit of the Lenders, and their respective successors, transferees and assigns, all of its existing and future
(a) patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications and copyright registrations, whether federal or state; (b) common law trademark rights, copyrights, improvements and inventions; (c) renewals, proceeds on infringement suits, and rights to sue for past, present and future infringements relating to any of the foregoing; (d) goodwill associated with any of the foregoing; and (e) proceeds of any of the foregoing (collectively, the "Collateral"), including, but not limited to, the Collateral listed on Schedule 1 hereto that is registered in the United States Patent and Trademark Office in Washington D.C. or that is the subject of pending applications in the United States Patent and Trademark Office.

         This Assignment shall be effective only upon certification of an authorized officer of Administrative Agent, as provided above, that (a) an Event of Default, as defined in the Agreement, has occurred, and (b) Administrative Agent, on behalf of the Lenders, has elected to take actual title to the Collateral.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of August __, 2001.

ATTEST:                                     [__________________________]

________________________________            By:________________________________
Print Name:_____________________            Name:______________________________
                                            Title:_____________________________
________________________________
Print Name:_____________________

                                 ACKNOWLEDGMENT

THE STATE OF OHIO          )
                           ) SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public, the undersigned, on this day personally appeared _______________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of [_________________________], a [____________] corporation, and that she/he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of _______, 2001.


                                                _______________________________
                                                Notary Public